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                                                                    EXHIBIT 99.1


                 XCARE.NET COMPLETES HEALTHCARE.COM ACQUISITION
                COMPANY BUILDS SCALE, ACCELERATES PROFITABILITY,
                   EXPANDS CUSTOMER BASE AND GEOGRAPHIC REACH

ENGLEWOOD, CO, August 13, 2001 - XCare.net, Inc. (Nasdaq: XCAR), a leading eBusiness solutions and service provider, today announced that at separate meetings held today, shareholders of XCare.net and Healthcare.com Corporation (Nasdaq:HCDC) approved the proposed acquisition of Healthcare.com by XCare.net.

On May 14, 2001 XCare.net announced a definitive agreement to acquire Atlanta-based Healthcare.com, a provider of Enterprise Application Interface
(EAI) tools and enterprise-wide integration and outsourcing solutions and services to clients in the healthcare industry and the public sector.

Under the terms of the agreement, Healthcare.com shareholders received a fixed exchange of 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock. This exchange ratio equates to shareholders of Healthcare.com owning approximately 38.5% of the combined company. The transaction will be accounted for as a purchase.

As a result of the acquisition, XCare.net has acquired Healthcare.com's suite of products and capabilities, which provide a solid infrastructure of EAI tools to augment XCare.net's XTiera(TM) platform.

"We are extremely pleased to have completed this transaction, and welcome Healthcare.com to the XCare.net family," said Lorine Sweeney, president and CEO of XCare.net. "By providing us with a suite of leading EAI tools and a complementary service capability, our combination with Healthcare.com enables us to immediately deliver to our customers complete, end-to-end infrastructure and integration solutions, while enhancing our financial strength and geographic reach."


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"This is a major strategic milestone for XCare.net, and we look forward to extending and expanding our presence in the healthcare industry and beyond while delivering the most complete, total business integration solutions to our current and future customers," Sweeney added.


ABOUT XCARE.NET

XCare.net, Inc. (Nasdaq:XCAR) is a trusted provider of Total Business Integration (TBI) products and services. Along with recently acquired Healthcare.com Corporation and Confer Software, Inc., the Company provides an end-to-end business infrastructure and integration software suite, as well as end-to-end service capabilities including consulting, transaction hosting, operations management and outsourcing for business-critical applications. Using its XML-based XTiera platform, XCare.net helps more than 1000 organizations in healthcare, media & entertainment, and the public sector streamline business processes, solve difficult process integration challenges, and unlock the value of legacy system investments to achieve rapid return on investments. The Company is headquartered in Englewood, CO, and operates nationally with locations in nine major metropolitan cities in the U.S. For more information, please visit www.XCare.net.

FORWARD-LOOKING STATEMENTS

This announcement contains forward-looking statements that involve risks and uncertainties. Actual results could be materially different from those discussed in this announcement. Factors that could cause actual results to differ include, among others: (1) risks relating to the acquisitions of Healthcare.com and Confer, including difficulties with integrating the companies' businesses, technologies and cultures, diversion of management's attention from other business concerns, and exposure to unforeseen liabilities or risks associated with entering new markets; (2) the risk that XML fails to become a standard data exchange protocol for the Internet, which would limit the marketability of our products; (3) the risk that we may lose an important customer, given the concentration of our revenues in a few customers; (4) the risk that we may not be successful in developing and maintaining relationships in the healthcare industry; and (5) the risk that the healthcare industry may not accept a common technology platform or an Internet-based work flow. Additional risks associated with XCare.net's business can be found in most recent Annual Report on Form 10-K and its forthcoming Quarterly Report on Form 10-Q filed with the SEC.






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